EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. No. 333-157999 and No. 333-180204) of BioMimetic Therapeutics, Inc. of our report dated June 26, 2012, with respect to the financial statements of the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Lattimore, Black, Morgan & Cain, PC

Brentwood Tennessee

June 26, 2012